Exhibit 99.1

Intellinetics Grows 2023 Full-Year Revenues 21%

Full-Year SaaS Revenue Grows 28%; Initial IPAS Revenue Expanding SaaS Opportunity;

Company to make $500,000 debt prepayment

COLUMBUS, OH – March 28, 2024 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the three and 12 months ended December 31, 2023.

2023 Fourth Quarter Financial Highlights

●	Total Revenue increased 3.8% over the same period in 2022.
○ The growth in Q4 was fully organic.
●	Software as a Service revenue increased 8.8% over the same period in 2022.
●	Commercialized IPAS with two launched customers, and signed seven more.
●	Professional services revenue increased 4.7% over the same period in 2022.
●	Net Income of $61,638, or $0.02 per basic and $0.01 per fully diluted share, compared to net income of $200,784, or $0.05 per basic and $0.04 per fully diluted share, for the same period in 2022.
●	Adjusted EBITDA increased 12.5% to $754,375, compared to $670,321 from the same period in 2022.
●	Ended the year with less than $1.8 million dollars in debt, net of cash.

2023 Full-Year Financial Highlights

●	Total Revenue increased 20.5% over the same period in 2022.
●	The Company commercially launched the IntelliCloud™ Payables Automation System (IPAS), its newest SaaS offering.
●	Software as a Service revenue increased 27.8% over the same period in 2022.
●	Professional services revenue increased 24.6% over the same period in 2022.
●	Net Income of $519,266, or $0.13 per basic and $0.11 per fully diluted share, compared to net income of $24,027, or $0.01 per basic and fully diluted share, for the same period in 2022.
●	Adjusted EBITDA increased 13.7% to $2,744,649, compared to $2,413,901 from the same period in 2022.

	For the years ended December 31,
	2023	2022

Revenues:
Sale of software	$100,260	$159,084
Software as a service	5,133,215	4,017,409
Software maintenance services	1,407,064	1,387,885
Professional services	9,167,428	7,357,937
Storage and retrieval services	1,078,414	1,094,613
Total revenues	$16,886,381	$14,016,928

James F. DeSocio, President & CEO of Intellinetics, stated, “This was a milestone year for Intellinetics, as we expanded our base of recurring SaaS revenue, making our business more predictable and increasingly profitable. Our SaaS revenue continues to grow faster than our consolidated revenue. From this position of strength, we enter 2024 with increasing confidence that our new payables automation offering, IPAS, will become a more meaningful contributor to our results, adding another SaaS revenue stream to our profile.”

“For the year, we delivered double-digit increases in revenue, net income, and Adjusted EBITDA, with only a modest contribution from IPAS,” continued Mr. DeSocio. “This progress enabled us to pay down debt, strengthen our balance sheet and invest in sales and marketing initiatives to support IPAS and YellowFolder.”

Summary – 2023 Fourth Quarter Results

Revenues for the three months ended December 31, 2023 were $4,192,689, an increase of 3.8%, as compared with $4,038,146 for the same period in 2022. This organic increase was driven by an 8.8% increase in SaaS revenue, and a 4.7% increase in professional services fees, partially offset by lower sales of licensed software as the Company continued to shift its focus to recurring revenue.

Total operating expenses increased 17.0% to $2,540,565, compared to $2,171,576 driven by increases in stock expense of $194,541 and depreciation and amortization of $66,614 (all non-cash expenses). Income from operations was $181,527 compared to $410,542 in the fourth quarter last year.

Intellinetics reported net income of $61,638, down 69% compared to $200,784 for the same period in 2022. Basic and diluted net income per share for the three months ended December 31, 2023 was $0.02 and $0.01, respectively, compared to $0.05 per basic and $0.04 per fully diluted share for the period ended December 31, 2022. Adjusted EBITDA was $754,375 compared to $670,321 in 2022.

“Importantly, our first two IPAS customers were both live and successfully running in the fourth quarter,” added Mr. DeSocio. .

Summary – 2023 Full-Year Results

Yellow Folder, acquired April 1, 2022, contributed $3,613,764 in revenue in the year ended December 31, 2023, compared to $2,460,474 in revenue for the year ended December 31, 2022. Inclusive of the contribution from Yellow Folder, revenues for the year ended December 31, 2023 were $16,886,381, an increase of 20.5% as compared with $14,016,928 for the same period in 2022. Total operating expenses increased 17.0% to $9,456,486, compared to $8,081,837. Income from operations was $1,107,469, an increase of 33.9% compared to income from operations of $827,321 for last year. Intellinetics reported net income of $519,266, or $0.13 per basic and $0.11 per diluted share, compared to net income of $24,027, or $0.01 per basic and diluted share, for the same period in 2022. Adjusted EBITDA was $2,744,649 compared to $2,413,901.

2024 Outlook

Based on management’s current plans and assumptions, the Company reiterated expectations that it will grow revenues and EBITDA on a year-over-year basis for the fiscal year 2024.

“Our IPAS offering provides customers with an almost instant positive return, and offers our company an organic growth opportunity to more than double our SaaS revenue over the next four to five years,” continued Mr. DeSocio. “We view IPAS as a transformative opportunity for our company, and we plan to make investments to position the product for as rapid an adoption as we can drive. Even with these investments, 2024 Adjusted EBITDA is expected to grow on a year-over-year basis, as we focus on making all the early adopters of IPAS happy, we round out its capabilities and set the stage for wholesale adoption in select ERP ecosystems over the next 4-5 years.”

We will be prepaying $500,000 of our long term debt shortly, and expect to have no net debt at the end of 2024.

Conference Call

Intellinetics is holding a conference call to discuss these results on a live webcast at 4:30 p.m. ET today. Interested parties can access the webcast through the Intellinetics website at https://ir.intellinetics.com/. Investors can also dial in to the webcast by calling (877) 407-8133 (toll-free) or (201) 689-8040. A replay of the call can also be accessed via phone through April 11, 2024 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 and using replay access code 13744747.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, including fourth quarter and full year results; organic revenue growth from both new and existing customers; market share, growth of our markets, and better results due to price increases; sustainable profitability; the rollout and success of new products, including IPAS; continued growth of SaaS revenue; cross-selling efforts and other synergies associated with our acquisition of Yellow Folder; expansion of relationships with key customers; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

FNK IR

Tom Baumann / Rob Fink

646.349.6641 / 646.809.4048

INLX@fnkir.com

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended December 31,
	2023	2022
Net income - GAAP	$61,638	$200,784
Interest expense, net	119,889	209,758
Depreciation and amortization	259,268	198,127
Stock-based compensation	313,580	118,999
Change in fair value of earnout liabilities	-	(57,347)
Adjusted EBITDA	$754,375	$670,321

	For the Twelve Months Ended December 31,
	2023	2022
Net income - GAAP	$519,266	$24,027
Interest expense, net	588,203	803,294
Depreciation and amortization	974,527	722,197
Stock-based compensation	662,653	421,450
Change in fair value of earnout liabilities	-	355,281
Transaction costs	-	87,652
Adjusted EBITDA	$2,744,649	$2,413,901

Recurring Revenue: Recognized revenue for any applicable period that we characterize as being recurring in nature, without regard to contract start or end dates or renewal rates. It includes the following revenue types: SaaS subscription agreements, maintenance contracts related to perpetual software licenses, storage and retrieval services, and professional services revenues in the nature of business process outsourcing. It excludes revenues of a type that are not expected to recur, primarily perpetual licenses, most document conversion services, and other professional services that are project based. Recurring revenue is not determined by reference to deferred revenue, unbilled revenue, or any other GAAP financial measure over any period, so the Company has not reconciled the Recurring Revenues to any GAAP measure. Recurring revenue should not be extrapolated into a precise prediction of future revenues, because it does not take into account our contract start and end dates and our renewal rates. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Intellinetics’ recurring revenue streams versus prior periods.

Reconciliation of revenues to recurring revenues:

	For the Three Months Ended December 31,
	2023	2022
Revenues as reported:
Sale of software	$11,899	$65,098
Software as a service	1,323,120	1,216,325
Software maintenance services	355,373	354,510
Professional services	2,236,733	2,136,611
Storage and retrieval	265,564	265,602
	$4,192,689	$4,038,146
Revenues - recurring only:
Sale of software - recurring	$-	$-
Software as a service - recurring	1,267,202	1,144,832
Software maintenance services - recurring	355,373	354,510
Professional services - recurring	798,444	675,026
Storage and retrieval - recurring	225,561	239,379
	$2,646,580	$2,413,747
Revenues - non-recurring only:
Sale of software - non-recurring	$11,899	$65,098
Software as a service - non-recurring	55,918	71,493
Software maintenance services - non-recurring	-	-
Professional services - non-recurring	1,438,289	1,461,585
Storage and retrieval - non-recurring	40,003	26,223
	$1,546,109	$1,624,399

Total recurring and non-recurring revenues	$4,192,689	$4,038,146

Note 1 – Software as a service non-recurring revenue is comprised of professional services setup fees which are recognized ratably over the initial contract period. They do not renew, and are therefore non-recurring. Under ASC 606, they are deemed essential to the functionality of the subscription Software as a service, and are therefore recognized together with the subscription Software as a service revenue.

Total Contract Value: Estimated total future revenues from contracts signed during the period. This refers to contracts or projects that have been awarded by our customers, and it presumes the provision of all software, subscription services, and/or professional services, with no termination of any awarded contracts. There can be no guarantee that all work will be completed during any fiscal period, or that the contracts will not be terminated before all the estimated future revenues are earned, received, and/or recognized. Total Contract Value is a performance measure that the Company believes provides useful information to its management and investors as it allows the Company to better track the Company’s current sales performance, without any adjustment to exclude revenues that will not be earned, received, or recognized until future periods. Total Contract Value includes new sales in all our revenue categories, including SaaS, perpetual software licenses, maintenance, storage and retrieval, and professional services, to new or existing customers. It excludes renewals (and price increases on renewals if any). Total Contract Value is not a substitute for total revenue. There is no GAAP measure that is comparable to Total Contract Value, so the Company has not reconciled the Total Contract Value to any GAAP measure.

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Balance Sheets

	December 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash	$1,215,248	$2,696,481
Accounts receivable, net	1,850,375	1,121,083
Accounts receivable, unbilled	1,320,837	596,410
Parts and supplies, net	110,272	73,221
Contract assets	140,165	80,378
Prepaid expenses and other current assets	367,478	325,466
Total current assets	5,004,375	4,893,039

Property and equipment, net	924,257	1,068,706
Right of use assets, operating	2,532,928	3,200,191
Right of use assets, finance	219,777	154,282
Intangible assets, net	3,909,338	4,419,646
Goodwill	5,789,821	5,789,821
Other assets	645,764	417,457
Total assets	$19,026,260	$19,943,142

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$194,454	$370,300
Accrued compensation	337,884	411,683
Accrued expenses	164,103	114,902
Lease liabilities, operating - current	712,607	692,074
Lease liabilities, finance - current	49,926	22,493
Deferred revenues	2,927,808	2,754,064
Earnout liabilities - current	-	700,000
Notes payable - current	-	936,966
Total current liabilities	4,386,782	6,002,482

Long-term liabilities:
Notes payable - net of current portion	2,209,242	2,085,035
Notes payable - related party	560,602	529,084
Lease liabilities, operating - net of current portion	1,942,970	2,624,608
Lease liabilities, finance - net of current portion	175,943	133,131
Total long-term liabilities	4,888,757	5,371,858
Total liabilities	9,275,539	11,374,340

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,113,621 and 4,073,757 shares issued and outstanding at December 31, 2023 and 2022, respectively	4,114	4,074
Additional paid-in capital	30,841,630	30,179,017
Accumulated deficit	(21,095,023)	(21,614,289)
Total stockholders’ equity	9,750,721	8,568,802
Total liabilities and stockholders’ equity	$19,026,260	$19,943,142

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Statements of Income

	For the Twelve Months Ended December 31,
	2023	2022

Revenues:
Sale of software	$100,260	$159,084
Software as a service	5,133,215	4,017,409
Software maintenance services	1,407,064	1,387,885
Professional services	9,167,428	7,357,937
Storage and retrieval services	1,078,414	1,094,613
Total revenues	16,886,381	14,016,928

Cost of revenues:
Sale of software	25,736	64,577
Software as a service	889,135	701,433
Software maintenance services	59,373	79,738
Professional services	4,992,826	3,908,205
Storage and retrieval services	355,356	353,817
Total cost of revenues	6,322,426	5,107,770

Gross profit	10,563,955	8,909,158

Operating expenses:
General and administrative	6,455,088	4,945,214
Change in fair value of earnout liabilities	-	87,652
Transaction costs	-	355,281
Sales and marketing	2,026,871	1,971,493
Depreciation and amortization	974,527	722,197

Total operating expenses	9,456,486	8,081,837

Income from operations	1,107,469	827,321

Other (expense) income
Interest expense, net	(588,203)	(803,294)

Total other (expense) income, net	(588,203)	(803,294)

Net income	$519,266	$24,027

Basic net income per share:	$0.13	$0.01
Diluted net income per share:	$0.11	$0.01

Weighted average number of common shares outstanding - basic	4,074,194	3,767,299
Weighted average number of common shares outstanding - diluted	4,652,058	4,295,817

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Twelve Months Ended December 31,
	2023	2022

Cash flows from operating activities:
Net income	$519,266	$24,027
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	974,527	722,197
Bad debt expense	77,211	42,129
Loss on disposal of fixed assets	-	24,473
Amortization of deferred financing costs	177,164	216,381
Amortization of debt discount	22,045	102,400
Amortization of right of use assets, financing	42,115	6,708
Stock issued for services	198,124	57,500
Stock option compensation	464,529	363,950
Change in fair value of earnout liabilities	-	87,652
Changes in operating assets and liabilities:
Accounts receivable	(806,503)	81,227
Accounts receivable, unbilled	(724,427)	(151,628)
Parts and supplies	(37,051)	3,470
Prepaid expenses and other current assets	(101,799)	(176,596)
Accounts payable and accrued expenses	(200,444)	173,480
Operating lease assets and liabilities, net	6,158	25,351
Deferred compensation	-	(100,828)
Deferred revenues	173,744	486,885
Total adjustments	265,393	1,964,751
Net cash provided by operating activities	784,659	1,988,778

Cash flows from investing activities:
Cash paid to acquire business, net	-	(6,383,269)
Capitalization of internal use software	(436,837)	(376,345)
Purchases of property and equipment	(111,240)	(200,980)
Net cash used in investing activities	(548,077)	(6,960,594)

Cash flows from financing activities:
Payment of earnout liabilities	(700,000)	(1,018,333)
Proceeds from issuance of common stock	-	5,740,758
Offering costs paid on issuance of common stock and notes	-	(746,342)
Proceeds from notes payable	-	2,364,500
Proceeds from notes payable - related parties	-	600,000
Other net changes in finance lease assets and liabilities	(2,411)	-
Principal payments on financing lease liability	(34,954)	(5,366)
Repayment of notes payable	(980,450)	(1,019,550)
Net cash (used in) provided by financing activities	(1,717,815)	5,915,667

Net (decrease) increase in cash	(1,481,233)	943,851
Cash - beginning of period	2,696,481	1,752,630
Cash - end of period	$1,215,248	$2,696,481

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$418,790	$496,805
Cash paid during the period for income taxes	$21,667	$12,888

Supplemental disclosure of non-cash financing activities:
Discount on notes payable for warrants	$-	$169,900
Discount on notes payable - related parties for warrants	-	43,113
Right-of-use asset obtained in exchange for finance lease liability	107,610	160,990

Supplemental disclosure of non-cash investing activities relating to business acquisitions:
Accounts receivable	$-	$68,380
Prepaid expenses	-	38,913
Property and equipment	-	30,018
Intangible assets	-	3,888,000
Goodwill	-	3,466,934
Accounts payable	-	(36,446)
Deferred revenues	-	(1,072,530)
Net assets acquired in acquisition	-	6,383,269
Cash used in business acquisition	$-	$6,383,269